UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006

CryoCor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51410	33-0922667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9717 Pacific Heights Boulevard San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 909-2200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

CryoCor is scheduled to meet with members of the Food and Drug Administration’s, or FDA, review team on July 26, 2006. The purpose of the meeting is for CryoCor to:

•	Present the process by which an independent group of electrophysiologists reviewed the clinical dataset for CryoCor’s atrial flutter pivotal trial

•	Present the chronic efficacy results based upon the independent review

•	Present supporting data from a series of patients treated at a single location in Europe

•	Define the format for an amendment to its PMA

During the meeting with the FDA, CryoCor intends to discuss the process for amending its application for premarket approval, or PMA, for atrial flutter with the revised analysis of chronic efficacy, and intends to file the PMA in the weeks following the meeting with the FDA.

CryoCor expects it will take between 6-12 months for the FDA to review the amended PMA. The FDA will not provide any feedback during the meeting on the likelihood of ultimate approval for CryoCor’s cryoablation system, although the FDA may advise CryoCor that the data presented does not warrant amending the PMA for atrial flutter.

There is no assurance that the FDA will approve the PMA for atrial flutter based upon the revised analysis of chronic efficacy or otherwise, or that CryoCor will ever receive approval in the United States for the treatment of atrial flutter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CryoCor, Inc.

By:	/s/ Gregory J. Tibbitts
Gregory J. Tibbitts Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: June 30, 2006